As filed with the Securities and Exchange Commission on October 10, 1996.

                                                 Registration No. 33-___________


      ___________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ___________________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

              ___________________________________________________

                      AMERICAN SPORTS HISTORY INCORPORATED
             (Exact name of registrant as specified in its charter)

              Nevada                                 87-0485307
     (State of Incorporation)            (IRS Employer Identification No.)


                              18-I Heritage Drive
                            Chatham, New Jersey 07928
                     ______________________________________

                    (Address of principal executive offices)

                     ______________________________________

                             Consultant Agreements
                     ______________________________________

                               VINCENT M. NERLINO
                            Chief Executive Officer
                              18-1 Heritage Drive
                           Chatham, New Jersey 07928
                                 (201) 635-0665
           (Name, address and telephone number of agent for service)

                     _____________________________________

                                    Copy to:

                            William B. Barnett, Esq.
                       Law Offices of William B. Barnett
                      15233 Ventura Boulevard, Suite 1110
                         Sherman Oaks, California 91403
                                 (818) 789-2688





Total sequentially numbered pages in this document:  _______

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                              Proposed             Proposed           Amount
Title of                      Maximum              Maximum            of
Securities       Amount       Offering             Aggregate          Regis-
to be            to be        Price Per            Offering           tration
Registered       Registered   Share (1)            Price              Fee
-------------------------------------------------------------------------------
Common Stock,
$.001
 par value       1,510,000      $1.00              $1,510,000          $520.68

--------------------------------------------------------------------------------

(1) Estimated for the sole purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.





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
                                Explanatory Note


         This Registration Statement on Form S-8 relates to the registration of 10,000 shares of the Company's Common Stock already issued to a consultant and 1,500,000 shares of the Company's Common Stock to be issued from time to time to consultants and advisors for the Company. None of the shares will be issued to any consultants and/or advisors who are broker/dealers, investment bankers or financial public relations firms or who are associated, either directly or indirectly, in any transactions relating to capital raising.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN OF INFORMATION

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The Company will furnish without charge to each person to whom a
Section 10(a) Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference in Item 3 of part II of this registration statement. Requests should be addressed to: Vincent M. Nerlino, President, American Sports History Incorporated, 18-1 Heritage Drive, Chatham, New Jersey 07928, telephone no.
(201) 635-0665.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Incorporation by reference in this registration statement are the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

1. American Sports History Incorporated's (the "Company") Annual Report on Form 10-KSB for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-19227).

3. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's authorized capital stock consists of 25,000,000 shares of common stock with $.001 par value of which 11,894,862 shares were issued and outstanding as of June 30, 1996.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of common stock to be issued pursuant to this registration will be passed upon by the Law Offices of William B. Barnett, Sherman Oaks, California. A total of approximately 10,000 shares of common stock (less than .001%) of the total issued and outstanding shares of common stock) are beneficially owned by William B. Barnett, a principal of the firm. Such 10,000 shares are being registered hereby. In addition, Mr. Barnett may receive additional shares under the registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.751 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         In addition, a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The common stock to be reoffered under this registration statement has been issued in exchange for certain bona fide services rendered by the selling shareholder. These services did not involve the offer or sale of securities in a capital raising transaction.

         The issuance of the common stock to the selling shareholder did not involve the public offering of securities and has been made in reliance upon
Section 4(2) of the Securities Act and/or such other rule or regulation promulgated under the Securities Act.


ITEM 8(A) EXHIBITS.


       Exhibit
         No.                         Description
       -------                       -----------
         3.1
         to 3.3             Articles of Incorporation of the Company and
                            Amendments thereto incorporated by reference to
                            Exhibits 3.1 to 3.3 to the Company's Form 10-KSB
                            filed on September 9, 1996 (File No. 33-55254-46).

          3.4               Bylaws of the Company incorporated by reference to
                            Exhibit 3.4 to the Company's Form 10-KSB filed on
                            September 9, 1996 (File No. 33-55254-46).

          5.1 Opinion of Law Offices of William B. Barnett, counsel to Company.

         24.1 Consent of Law Offices of William B. Barnett is contained in Exhibit 5.1.

         24.2               Consent of Hollander, Gilbert & Co.


ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include (i) any prospectus required by Section 10(a)(3) of the Securities Act, and to include (ii) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraph (1) does not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by that paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bond fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by any director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatham, New Jersey on October 10, 1996.

                                       AMERICAN SPORTS HISTORY INCORPORATED

                                       By:/s/ Vincent M. Nerlino
                                          --------------------------------
                                          Vincent M. Nerlino
                                          President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                               Date
         ---------                                 -----                               ----
/s/ Vincent M. Nerlino            President, Chief Execu-                            October 10, 1996
------------------------          tive Officer, Chief
    Vincent M. Nerlino            Financial Officer,
                                  Secretary and Director


                                 EXHIBIT INDEX


Exhibit
  No.            Description                                        Page
-------          -----------                                        ----
3.1
to 3.3           Articles of Incorporation of the Company
                 and Amendments thereto incorporated by
                 reference to Exhibits 3.1 to 3.3 to the
                 Company's Form 10-KSB filed on September
                 9, 1996 (File No. 33-55254-46).

 3.4             Bylaws of the Company incorporated by
                 reference to Exhibit 3.4 to the Company's
                 Form 10-KSB filed on September 9, 1996
                 (File No. 33-55254-46).

 5.1             Opinion of Law Offices of William B.
                 Barnett, Counsel to Company.

24.1             Consent of Law Offices of William B.
                 Barnett is contained in Exhibit 5.1.

24.2             Consent of Hollander, Gilbert & Co.





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